                                                                     Exhibit 3-3
                                                                          Page 1

                                    BY-LAWS
                                       OF
                       SAVANNAH FOODS & INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I.

                                    OFFICES

   SECTION 1. Registered Office in Delaware. The registered office of SAVANNAH FOODS & INDUSTRIES, INC. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware 19801.

   SECTION 2. Other Offices. The Corporation may have such other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.


                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

   SECTION 1. Place of Meeting. Meetings of stockholders may be held at such place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine, or as shall be necessary or appropriate for the conduct of the business of the Corporation.

   SECTION 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the third Thursday in February in each year commencing with the year 1994. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other business as may properly come before the meeting.
                                                       Section 2 Amended 7/21/93

   SECTION 3. Special Meetings. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President, or by order of the Board of Directors.

   SECTION 4. Notice of Meeting. Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting, shall be given not less than ten days nor more than fifty days before the date on which the meeting is to be held, to each stockholders of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid

                                                                     Exhibit 3-3
                                                                          Page 2

envelope directed to him at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof.

         Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him.

   If a meeting is adjourned to another time or place and if any announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.

   SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

   SECTION 6. Quorum. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

                                                                     Exhibit 3-3
                                                                          Page 3

   SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote, in person or by proxy, for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the Certificate of Incorporation or the laws of the State of Delaware.

         Unless demanded by a stockholder of the corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there by such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

   SECTION 8. Inspectors at Shareholders' Meetings. The Board of Directors, in advance of any shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

   The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facia evidence of the facts stated and the vote as certified by them.

   SECTION 9. Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting





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

                                                                     Exhibit 3-3
                                                                          Page 4

of stockholders, or at any special meeting of stockholders called in the manner set forth in Article II, Section 3 hereof for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9.

   In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

   To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation
(a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called in the manner set forth in Article II, Section 3 hereof for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

   To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a





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

                                                                     Exhibit 3-3
                                                                          Page 5

written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

   No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective nomination shall be disregarded.
                                                      Section 9 Inserted 12/6/91

   SECTION 10. Action at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.

   In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

   To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

   To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.





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

                                                                     Exhibit 3-3
                                                                          Page 6

   No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

   The business transacted at any special meeting of stockholders called in the manner set forth in Article II, Section 3 hereof shall be confined to the business stated in the notice of meeting, as determined by the person or persons calling such meeting.
                                                     Section 10 Inserted 12/6/91


                                  ARTICLE III.

                               BOARD OF DIRECTORS

   SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

   SECTION 2. Number, Term of Office, and Qualifications. The number of Directors shall not be less than three nor more than fifteen as fixed from time to time by resolution of the Board of Directors; provided however, that the number of Directors to be elected at the annual meeting in 1987 shall be four, to be elected for three-year terms expiring in 1990. And, upon approval of this amendment by the stockholders, the Directors then in office will elect a fifth member for a three-year term expiring in 1990.
                                                       Section 2 amended 2/16/95

         Commencing in the year 1988, all Directors to be elected shall be elected for three-year terms except as hereinafter provided in Section 9 of
Article III of these By-Laws with respect to Directors elected to fill certain vacancies; provided, however, that the director elected by the Board of Directors in 1990 to fill the vacancy created by the increase in the number of Directors to 13 will serve until the annual meeting in 1991. No person shall be eligible to serve as a Director beyond December 31 of the year in which he reaches the age of sixty-eight, and no person shall be eligible to serve as a Director beyond December 31 of the third year following retirement from his principal occupation of employment at the time he first became a Director. Each Director shall continue in office until the annual meeting in the year in which his term expires and until his successor shall have been elected and qualified, or until his death, resignation, or removal.
                                                        Section 2 Amended 2/1/91

                                                                     Exhibit 3-3
                                                                          Page 7


   SECTION 3. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of one-third of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware.

   SECTION 4. Place of Meetings, etc. The Board of Directors may hold its meetings and keep the books and records of the Corporation at such place or places within or without the State of Delaware, as the Board may from time to time determine.

   SECTION 5. Annual Meeting. As promptly as practicable after each annual meeting of stockholders for the election of directors, the Board of Directors shall meet in Savannah, Georgia, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors or a consent and waiver of notice thereof must be signed by all the directors.

   SECTION 6. Regular Meetings. The Board of Directors shall hold six regular meetings annually at such time and place, within or without the State of Delaware, as determined by the President and specified in the notice of call thereof. The President shall endeavor to schedule the regular meetings during a calendar year at approximately even intervals if practicable. Notice of call of such meetings shall specify the time and date and be given each director in writing mailed no less than five (5) days nor more than thirty (30) days before such meeting.
                                                        Section 6 Amended 3/4/88

   SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, when there is such an officer, or by the President, and shall be called at the request in writing of any three directors, on not less than three hours' notice to each director personally or by telegram, or on not less than three days' written notice to each director by mail. Notice of call of each special meeting shall state the date, time and place of the meeting. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether prior to or after the meeting in question, shall be deemed equivalent thereto for purposes of this Section 7. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

   SECTION 8. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, when there is such an officer, or to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such

                                                                     Exhibit 3-3
                                                                          Page 8

vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

   (A). Any director or the entire Board of Directors may be removed, with or without cause, by an affirmative vote of 75% of the holders of the outstanding stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class, taking such action at an annual meeting of stockholders or at a special meeting of stockholders duly called for such purpose. Alternatively, any director may be removed for cause at any time by the affirmative vote of a majority of the directors then in office.

   SECTION 9. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, unless otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. Each director so chosen shall hold office for the unexpired term of the director whose place shall be vacant, provided that each director so chosen to fill the vacancy created by increase in the number of directors shall be elected for a term to be designated by the Directors at the time of his election and shall continue in office for such term and until his successor shall have been elected and qualified, and until his death, resignation or removal.

   SECTION 10. Compensation of Directors. Directors, by resolutions of the Board, may be appropriately compensated for their work as directors, and for attendance at each regular or special meeting of the Board, or any Committee thereof. Nothing herein contained shall be construed to preclude any director from servicing the Corporation or any subsidiary thereof in any other capacity and receiving compensation therefore.

   SECTION 11. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees to serve at the pleasure of the Board. Each committee shall consist of three or more directors. Except as set forth below and as otherwise limited by the General Corporation Law of the State of Delaware, the Executive Committee shall have all of the authority of the Board of Directors. Each other committee shall be empowered to perform such functions as may, by resolution, be delegated to it by the Board.

   The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meetings of such committee. Vacancies in any committee, whether caused by resignation or by increase in the number of members constituting said committee, shall be filled by a majority of the entire Board of Directors. The Executive Committee may fix its own quorum and elect its own Chairman. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

   The Board of Directors shall have power to change the membership of any such committee at any time and to discharge any such committee, either with or without cause, at any time. Each

                                                                     Exhibit 3-3
                                                                          Page 9

member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he shall attend and, in addition, such transportation and other expenses actually incurred by him in going to the meeting of such committee and returning therefrom as the Board of Directors shall approve.

   SECTION 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

                                  ARTICLE IV.

                                    OFFICERS

   SECTION 1. Number. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, an Executive Vice President, and such other officers as may be appointed in accordance with the provisions of these By-Laws. The offices of Executive Vice President, or of a Vice President, the Secretary and the Treasurer or any of them may be held by the same persons in the discretion of the Board of Directors. The offices of President and Treasurer may also be held by the same person.

   SECTION 2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

   SECTION 3. Subordinate Officers. In addition to the principal officers enumerated in Section I of this Article IV, the Corporation may have one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

   SECTION 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose at which a quorum is present.

   SECTION 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                                                     Exhibit 3-3
                                                                         Page 10

   SECTION 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

   SECTION 7. Chairman of the Board. When there is a Chairman of the Board he shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

   SECTION 8. President. The President shall be the Chief Executive Officer of the Corporation, and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. He shall be an ex officio member of all standing committees. In the absence of the Chairman of the Board, or whenever the office is vacant, the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Subject to the control and direction of the Board of Directors the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. In general, he shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.

   SECTION 9. Vice Presidents. When there is an Executive Vice President, he shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. In the absence or disability of the Executive Vice President, the Board of Directors shall determine the Vice President or other officer to perform the duties and exercise the powers of the President.

   Vice Presidents shall perform such duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

   SECTION 10. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders, and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

   SECTION 11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the

                                                                     Exhibit 3-3
                                                                         Page 11

annual meeting of stockholders; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

   SECTION 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.


                                   ARTICLE V.

                           SHARES AND THEIR TRANSFER


   SECTION 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him.

   SECTION 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the President or any Vice President and the Secretary or Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

   SECTION 3. Stock Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificates, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.

   SECTION 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 7 of this Article V.

   SECTION 5. Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in
Section 6 of this Article V provided, and on surrender of the certificate or certificates for





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                                                                     Exhibit 3-3
                                                                         Page 12

such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

   SECTION 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

   SECTION 7. Lost, Stolen, Destroyed or Mutilated Certificates. As a condition of the issue of a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to file with the Corporation a bond in such sum and in such form as it may deem sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires. The Board of Directors, in its discretion, may authorize the issuance of new certificates without any bond when in its judgment it is proper to do so.

   SECTION 8. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
                                                       Section 8 Amended 12/6/91


                                  ARTICLE VI.

                                INDEMNIFICATION

   The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by said Section.





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

                                                                     Exhibit 3-3
                                                                         Page 13

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

   SECTION 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle, and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1969. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

   SECTION 2. Fiscal Year. The fiscal year of the Corporation shall end on the Sunday nearest September 30 in each year commencing with the year 1993.
                                                       Section 2 Amended 7/21/93

   SECTION 3. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person in behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

   SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital, or as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.


                                 ARTICLE VIII.

                                   AMENDMENTS

   The Board of Directors may alter, amend or repeal the By-laws of the Corporation at any regular or special meeting of the Board of Directors. Except as may otherwise be provided in the Certificate of Incorporation, stockholders may alter, amend or repeal the By-laws of the Corporation at any annual or special meeting of stockholders only upon the affirmative vote of a majority of the stock of the Corporation issued and outstanding and entitled to vote in respect thereof, provided that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. By-laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.
                                                    Article VIII Amended 12/6/91



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